Exhibit 5.2

April 13, 2015

BBVA Compass Bancshares, Inc.
2200 Post Oak Blvd.
Houston, TX 77056

Ladies and Gentlemen:

BBVA Compass Bancshares, Inc., a bank holding company organized under the laws of the State of Texas (the “Company”), is filing with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), up to an aggregate initial offering price of U.S. $1,500,000,000 (or the equivalent thereof in other currencies) of (a) debt securities with the principal amount and/or interest payable on any relevant payment date to be determined by reference to one or more (i) securities or baskets or indices of securities or other property, (ii) interest rates or other financial or economic measures (iii) commodity prices or indices, (iv) currency exchange rates or indices of currency exchange rates, or (v) any other property, or (vi) any combination of the foregoing (the “Debt Securities”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), to be issued from time to time in one or more series and (c) depositary shares representing fractional interests in shares or multiple shares of the Preferred Stock (the “Depositary Shares”).

The Debt Securities are to be issued from time to time as either (a) senior indebtedness of the Company under a senior indenture (the “Senior Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), or (b) subordinated indebtedness of the Company under a subordinated indenture (together with the Senior Indenture, the “Indentures”), between the Company and the Trustee.

The Depositary Shares will be issued under a preferred stock deposit agreement to be entered into among the Company, a bank or trust company selected by the Company, as depositary (the “Depositary”), and the holders from time to time of depositary receipts issued thereunder (the “Deposit Agreement”).

The forms of Indentures and the forms of the Debt Securities are filed as exhibits to the Registration Statement.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering these opinions.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.           When the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the relevant Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with (i) such Indenture and (ii) the applicable underwriting or other distribution agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of Debt Securities to the extent determined to constitute unearned interest.

2.           When the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company; the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement; and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement against payment therefor, such Depositary Shares will constitute legal and valid interests in the corresponding shares of Preferred Stock, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

We wish to point out that the opinion in paragraph 1 above (except as to due authorization of the Debt Securities) does not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Debt Securities, the payments of principal or interest on which, or any other payment with respect to which, will be determined by reference to one or more currency exchange rates, commodities, securities issued by entities affiliated or unaffiliated with the Company, baskets of such securities or indices and on such other terms as may be set forth in the relevant pricing supplement specifically relating to the Debt Securities.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Debt Security or Depositary Share, (i) the Board of Directors or a duly authorized officer of the Company shall have duly established the terms of such Debt Security or Depositary Share and duly authorized the issuance, execution, sale and delivery of such Debt Security or Depositary Share and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation in good standing under the laws of the State of Texas and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures, the Deposit Agreement, the Depositary Shares and the Debt Securities have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Company); (v) the Debt Securities will be executed in substantially the form reviewed by us, and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such Debt Security or Depositary Share.  We have also assumed that the execution, delivery and performance by the Company with respect to the Debt Securities and the Depositary with respect to the Depositary Shares (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party.

In connection with our opinion in paragraph 1 above, we note that, as of the date of this opinion, a judgment for money in an action based on Debt Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars.  The date used to determine the rate of conversion of the foreign currency in which a particular Debt Security is payable into United States dollars will depend upon various factors, including which court renders the judgment.  However, if a judgment for money in an action based on the Debt Securities were entered by a New York court, such court would enter the judgment in the foreign currency.  In addition, we express no opinion as to any provision in the Indentures that (i) subjects the Company to any claim for deficiency resulting from a judgment being rendered in a currency other than the currency called for in the Indentures, or (ii) purports to constitute a waiver by the Company of any right to pay any amount under the Indentures in a currency other than that in which such amount is expressed to be payable.

We are members of the Bar of the State of New York and the foregoing opinions are limited to the laws of the State of New York.  Insofar as the foregoing opinions and the opinion expressed in the paragraphs quoted below involve matters governed by the laws of the State of Texas, we have relied, without independent inquiry or investigation, on the opinion of the Assistant General Counsel of BBVA Compass Bancshares, Inc., dated as of April 13, 2015, filed as Exhibit 5.1 to the Registration Statement on Form S-3 filed by the Company on April 13, 2015.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  In addition, if a pricing supplement relating to the offer and sale of any particular Debt Security is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special New York counsel to the Company, when the Debt Securities offered by this pricing supplement have been executed and issued by the Company, authenticated by the Trustee pursuant to the Indenture and delivered against payment as contemplated herein, such Debt Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to [(i)] the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest].  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  Insofar as the foregoing opinion involves matters governed by the laws of the State of Texas, such counsel has relied, without independent inquiry or investigation, on the opinion of the Assistant General Counsel of BBVA Compass Bancshares, Inc., dated as of April 8, 2015, filed with the Registration Statement, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such counsel’s opinion. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and its authentication of the Debt Securities and the validity, binding nature and enforceability of the Indenture with respect to the Trustee, all as stated in the letter of Davis Polk & Wardwell LLP dated April 13, 2015, which has been filed as an exhibit to the Registration Statement.  [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of Debt Securities denominated in a foreign currency.]”

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Davis Polk & Wardwell LLP